Exhibit 99.1

AutoWeb Secures $1.4 Million Loan Through the CARES Act Paycheck Protection Program

TAMPA, FL – April 17, 2020 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing advertising solutions for automotive dealers and OEMs, has received funding under a Paycheck Protection Program Term Note (PNC Note) with PNC Bank (PNC). This was completed through the Paycheck Protection Program (PPP) as part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (CARES Act).
Under the terms of the PNC Note, AutoWeb has received total proceeds of approximately $1.4 million, bearing interest at 1% per annum with a maturity date of April 16, 2022. In addition, principal and interest payments will be deferred for the first six months of the loan. The company will use the proceeds for payroll costs and other permitted expenses in accordance with the requirements of the CARES Act, which provides for forgiveness of up to the full principal amount and accrued interest of qualifying loans guaranteed under the PPP.

“We appreciate the federal government’s commitment in supporting small businesses through the PPP, along with PNC for their quick and efficient work to get us the appropriate funding during this unprecedented time,” said Jared Rowe, CEO of AutoWeb. “In addition to our previously announced cost reductions, we believe this increased liquidity will allow us to continue meeting our payroll needs and ensure that our business remains fully operational. With these initiatives in place, we are maintaining employment across our organization to minimize business disruption and will continue to meet the needs of our dealer and OEM customers.”

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that, in addition to the company’s previously announced cost reductions, the company believes the increased liquidity resulting from the PPP loan will allow the company to continue meeting its payroll needs and ensure that the company’s business remains fully operational and that the company will continue to meet the needs of our dealer and OEM customers, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com